Exhibit 99.1

WEX Inc. Announces Preliminary Full-Year 2018 Financial Highlights and Anticipated Delay of Form 10-K Filing

SOUTH PORTLAND, Maine--(BUSINESS WIRE)--February 22, 2019--WEX Inc. (NYSE:WEX), announced today that it anticipates a delayed filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The Company plans to file a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission, which will provide the Company with a 15 calendar-day extension beyond the March 1, 2019 deadline within which to file the annual report on Form 10-K.

The anticipated delay in filing is due to an ongoing internal review of a discrepancy related to the balance sheet of the Company’s Brazilian subsidiary. Although the review is ongoing, to date we have not identified the periods impacted by this discrepancy, which we currently believe could be up to $70 million. We have not withdrawn reliance on previously issued financial statements because we do not have information suggesting that any are materially misstated. Because we do not know with confidence what portion, if any, of this discrepancy arose in 2018, the Company is releasing preliminary financial highlights for the full-year 2018 excluding any adjustments related to the review. These preliminary amounts may be impacted by the outcome of our review.

For the full year 2018, total revenue is expected to be $1.49 billion. Net income attributable to shareholders on a GAAP basis is expected to be $3.73 per diluted share. Non-GAAP adjusted net income per diluted share is expected to be $8.18. Please see exhibit 1 for a reconciliation of GAAP net income to adjusted net income.

These are preliminary results and estimates based on current expectations and are subject to completion of the internal review, year-end closing adjustments and completion of auditing procedures. Actual results may differ materially. We are evaluating the impact of this issue on our internal controls over financial reporting.

2019 Financial Guidance and Assumptions

The Company provides revenue guidance on a GAAP basis and earnings guidance on a non-GAAP basis, due to the uncertainty and indeterminate amount of certain elements that are included in reported GAAP earnings.

For the full year 2019, the Company expects revenue in the range of $1.63 billion to $1.67 billion and adjusted net income in the range of $385 million to $403 million, or $8.80 to $9.20 per diluted share.

Full year 2019 guidance is based on an assumed average U.S. retail fuel price of $2.63 per gallon. The fuel price referenced is based on the applicable NYMEX futures price. Our guidance also assumes that fleet credit loss for the full year will be in the range of 13 to 18 basis points. Our guidance assumes approximately 43.8 million shares outstanding for the year.

The Company's adjusted net income guidance, which is a non-GAAP measure, excludes unrealized gains and losses on financial instruments, net foreign currency remeasurement gains and losses, acquisition-related intangible amortization, other acquisition and divestiture related items, stock-based compensation, restructuring and other costs, impairment charges and asset write-offs, gain on divestiture, debt restructuring and debt issuance cost amortization, non-cash adjustments related to tax receivable agreement, similar adjustments attributed to our non-controlling interest and certain tax related items. We are unable to reconcile our adjusted net income guidance to the comparable GAAP measure without unreasonable effort because of the difficulty in predicting the amounts to be adjusted, including but not limited to foreign currency exchange rates, unrealized gains and losses on financial instruments, and acquisition and divestiture related items, which may have a significant impact on our financial results.

Forward-Looking Statement Disclaimer

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative, although not all forward-looking statements contain such words. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions, as well as information currently known by management regarding the internal review. There can be no assurance that: the preliminary full-year 2018 results provided will not require updates as determined in connection with the completion of the company’s review of its Brazilian operations and financial results; that the preliminary financial guidance provided for the full-year 2019 will be as currently anticipated; or, as to the financial impact resulting from the completion of the Company’s review of its Brazilian operations and financial results. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in such forward-looking statements. Such risks and uncertainties include or relate to, among other things: the ultimate outcome of the Company’s internal review; the effects of general economic conditions on fueling patterns as well as payment and transaction processing activity; the impact of foreign currency exchange rates on the Company’s operations, revenue and income; changes in interest rates; the impact of fluctuations in fuel prices; the effects of the Company’s business expansion and acquisition efforts; potential adverse changes to business or employee relationships, including those resulting from the completion of an acquisition; competitive responses to any acquisitions; uncertainty of the expected financial performance of the combined operations following completion of an acquisition; the ability to successfully integrate the Company's acquisitions; the ability to realize anticipated synergies and cost savings; unexpected costs, charges or expenses resulting from an acquisition; the Company's failure to successfully operate and expand ExxonMobil's European and Asian commercial fuel card programs; the failure of corporate investments to result in anticipated strategic value; the impact and size of credit losses; the impact of changes to the Company's credit standards; breaches of the Company’s technology systems or those of third-party service providers and any resulting negative impact on the Company’s reputation, liabilities or relationships with customers or merchants; the Company’s failure to maintain or renew key agreements; failure to expand the Company’s technological capabilities and service offerings as rapidly as the Company’s competitors; failure to successfully implement the Company’s information technology strategies and capabilities in connection with its technology outsourcing and insourcing arrangements and any resulting cost associated with that failure; the actions of regulatory bodies, including banking and securities regulators, or possible changes in banking or financial regulations impacting the Company’s industrial bank, the Company as the corporate parent or other subsidiaries or affiliates; the impact of the Company’s outstanding notes on its operations; the impact of increased leverage on the Company's operations, results or borrowing capacity generally, and as a result of acquisitions specifically; the incurrence of impairment charges if the Company’s assessment of the fair value of certain reporting units changes; the uncertainties of litigation; as well as other risks and uncertainties identified in Item 1A of the Company’s Annual Report for the year ended December 31, 2017, filed on Form 10-K with the Securities and Exchange Commission on March 1, 2018.

The Company's forward-looking statements do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases. The forward-looking statements speak only as of the date of this press release and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

About WEX

Powered by the belief that complex payment systems can be made simple, WEX (NYSE: WEX) is a leading financial technology service provider across a wide spectrum of sectors, including fleet, travel and healthcare. WEX operates in more than 10 countries and in more than 20 currencies through more than 3,500 associates around the world. WEX fleet cards offer 11.5 million vehicles exceptional payment security and control; Purchase volume in its travel and corporate solutions grew to $30.3 billion in 2017; And the WEX Health financial technology platform helps 300,000 employers and more than 25 million consumers better manage healthcare expenses. For more information, visit www.wexinc.com.

Exhibit 1

Reconciliation of Preliminary* GAAP Net Income Attributable to Shareholders to Adjusted Net Income Attributable to Shareholders (in thousands, except per share data) (unaudited)

Year Ended December 31,	2018	per diluted share	2017	per diluted share

Net income attributable to shareholders	$162,537	$3.73	$160,266	$3.72

Unrealized gains on financial instruments	(2,579)	(0.06)	(1,314)	(0.03)

Net foreign currency remeasurement loss (gain)	38,800	0.89	(29,919)	(0.69)

Acquisition-related intangible amortization	138,186	3.17	153,810	3.57

Other acquisition and divestiture related items	4,143	0.10	5,000	0.12

Stock-based compensation	35,103	0.81	30,487	0.71

Restructuring and other costs	13,717	0.31	11,129	0.26

Impairment charges and asset write-offs	5,649	0.13	44,171	1.02

Gain on divestiture	—	—	(20,958)	(0.49)

Debt restructuring and debt issuance cost amortization	14,101	0.32	10,519	0.24

Non-cash adjustments related to tax receivable agreement	775	0.02	(15,259)	(0.35)

ANI adjustments attributable to non-controlling interests	(1,370)	(0.03)	(1,563)	(0.04)

Tax related items	(52,835)	(1.21)	(113,327)	(2.63)

Adjusted net income attributable to shareholders	$356,227	$8.18	$233,042	$5.41

* Preliminary results exclude any potential impacts from review of discrepancy in Brazil

The Company's non-GAAP adjusted net income excludes unrealized gains and losses on financial instruments, net foreign currency remeasurement gains and losses, acquisition-related intangible amortization, other acquisition and divestiture related items, stock-based compensation, restructuring and other costs, impairment charges and asset write-offs, gain on divestiture, debt restructuring and debt issuance cost amortization, non-cash adjustments related to tax receivable agreement, similar adjustments attributable to our non-controlling interest and certain tax related items.

Although adjusted net income is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), this non-GAAP measure is integral to the Company's reporting and planning processes and the chief operating decision maker of the Company uses segment adjusted operating income to allocate resources among our operating segments. The Company considers this measure integral because it excludes the above specified items that the Company's management excludes in evaluating the Company's performance. Specifically, in addition to evaluating the Company's performance on a GAAP basis, management evaluates the Company's performance on a basis that excludes the above items because:

  Exclusion of the non-cash, mark-to-market adjustments on financial instruments, including interest rate swap agreements and investment securities, helps management identify and assess trends in the Company's underlying business that might otherwise be obscured due to quarterly non-cash earnings fluctuations associated with these financial instruments.
  Net foreign currency gains and losses primarily result from the remeasurement to functional currency of cash, receivable and payable balances, certain intercompany notes denominated in foreign currencies and any gain or loss on foreign currency hedges relating to these items. The exclusion of these items helps management compare changes in operating results between periods that might otherwise be obscured due to currency fluctuations.
  The Company considers certain acquisition-related costs, including certain financing costs, investment banking fees, warranty and indemnity insurance, certain integration related expenses and amortization of acquired intangibles, as well as gains and losses from divestitures, to be unpredictable, dependent on factors that may be outside of our control and unrelated to the continuing operations of the acquired or divested business or the Company. In addition, the size and complexity of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs. The Company believes that excluding acquisition-related costs and gains or losses of divestitures facilitates the comparison of our financial results to the Company's historical operating results and to other companies in our industry.
  Stock-based compensation is different from other forms of compensation, as it is a non-cash expense. For example, a cash salary generally has a fixed and unvarying cash cost. In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to the Company is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.
  Restructuring and other costs are related to certain identified initiatives to further streamline the business, improve the Company's efficiency, create synergies and to globalize the Company's operations, all with an objective to improve scale and increase profitability going forward. This also includes other immaterial costs that the Company has incurred and are non-operational and non-recurring. We exclude these items when evaluating our continuing business performance as such items are not consistently occurring and do not reflect expected future operating expense, nor do they provide insight into the fundamentals of current or past operations of our business.
  Impairment charges and asset write-offs represent non-cash items, which do not reflect recurring costs that would be relevant to the Company's continuing operations. In 2018, impairment charges includes a goodwill impairment related to Fleet Solutions operations in Latin America and an immaterial write-off of computer software once we determined that it had no future value. In 2017, we incurred impairment charges of certain prepaid services following a strategic decision to in-source certain technology functions and on certain payment processing software as part of our ongoing platform consolidation strategy. The Company believes that excluding these nonrecurring expenses facilitates the comparison of our financial results to the Company's historical operating results and to other companies in its industry.
  Debt restructuring and debt issuance cost amortization are unrelated to the continuing operations of the Company. Debt restructuring costs are not consistently occurring and do not reflect expected future operating expense, nor do they provide insight into the fundamentals of current or past operations of our business. In addition, since debt issuance cost amortization is dependent upon the financing method which can vary widely company to company, we believe that excluding these costs helps to facilitate comparison to historical results as well as to other companies within our industry.
  The adjustments attributable to non-controlling interests and to non-cash adjustments related to our tax receivable agreement have no significant impact on the ongoing operations of the business.
  The tax related items are the difference between the Company’s U.S. GAAP tax provision and a pro forma tax provision based upon the Company’s adjusted net income before taxes as well as the impact from certain discrete tax items. The methodology utilized for calculating the Company’s adjusted net income tax provision is the same methodology utilized in calculating the Company’s U.S. GAAP tax provision.

For the same reasons, WEX believes that adjusted net income may also be useful to investors as one means of evaluating the Company's performance. However, because adjusted net income is a non-GAAP measure, it should not be considered as a substitute for, or superior to, net income, operating income or cash flows from operating activities as determined in accordance with GAAP. In addition, adjusted net income as used by WEX may not be comparable to similarly titled measures employed by other companies.

CONTACT:
Media: Jessica Roy
jessica.roy@wexinc.com
207.523.6763

Investors: Steve Elder
steve.elder@wexinc.com
207.523.7769